As filed with the Securities and Exchange Commission on February 5, 2008

Registration No. 2-80845

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST EFFECTIVE AMENDMENT NO. 5

TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MGI PHARMA, INC.

(Exact name of registrant as specified in its charter)

Minnesota	41-1364647
(State or other jurisdiction	(I.R.S. Employer
of incorporation or organization)	Identification No.)

5775 West Old Shakopee Road, Suite 100
Bloomington, Minnesota 55437-3174
(952) 346-4700
(Address, including zip code, and telephone number of Registrant’s principal executive offices)

Eric P. Loukas

Executive Vice President, Chief Operating Officer,

General Counsel and Corporate Secretary

MGI PHARMA, INC.

5775 West Old Shakopee Road, Suite 100

Bloomington, MN 55437-3174

(952)  346-4700

(Name, address and telephone number of agent for service)

MOLECULAR GENETICS, INC.:

EMPLOYEE INCENTIVE STOCK OPTION PLAN

1982 INCENTIVE STOCK OPTION PLAN

1982 RESTRICTED STOCK UNIT PLAN

(Full title of the plan)

DEREGISTRATION OF UNSOLD  SECURITIES

This Post-Effective Amendment No. 5 to Form S-8 relates to the Registration Statement on Form S-8 (File No. 2-80845), filed with the Securities and Exchange Commission on December 10, 1982 (the “Registration Statement”) by MGI PHARMA, INC., a Minnesota corporation and formerly known as Molecular Genetics, Inc. (“MGI PHARMA”), relating to 218,400 shares of MGI PHARMA common stock, par value $0.01, reserved for issuance under (1) the Molecular Genetics, Inc. Employee Incentive Stock Option Plan, (2) the Molecular Genetics, Inc., 1982 Incentive Stock Option Plan, and (3) the Molecular Genetics, Inc. 1982 Restricted Stock Unit Plan.  The Registration Statement was previously amended by Post-Effective Amendment No. 1 (File No. 2-92340) filed on July 23, 1984, Post-Effective Amendment No. 2 (File No. 33-13785) filed on April 27, 1987, Post-Effective Amendment No. 3 (File No. 33-23098) filed on July 15, 1988, and Post-Effective Amendment No. 4 (File No. 33-37254) filed on October 12, 1990.

On  January 28, 2008, pursuant to the Agreement and Plan of Merger dated December 10, 2007, between MGI PHARMA, Eisai Co., Ltd., a corporation organized under the laws of Japan (“Eisai”), and Jaguar Acquisition Corp., a Minnesota corporation and an indirect wholly-owned subsidiary of Eisai (“Purchaser”), Purchaser merged with and into MGI PHARMA (the “Merger”), with MGI PHARMA continuing as the surviving corporation and a wholly-owned indirect subsidiary of Eisai.

As a result of the Merger, the offering pursuant to the Registration Statement has been terminated.  In accordance with undertakings made by MGI PHARMA in the Registration Statement to remove from registration, by means of a post-effective amendment, any of the securities which remain unsold at the termination of the offering, MGI PHARMA hereby removes from registration the securities registered but unsold under the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, MGI PHARMA, INC. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 5 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bloomington, State of Minnesota, on February 5, 2008.

MGI PHARMA, INC.

By:	/s/ Leon O. Moulder, Jr.
Name:	Leon O. Moulder, Jr.
Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 5 has been signed by the following persons in the capacities indicated, as of February 5, 2008.

Signature		Title

/s/ Leon O. Moulder, Jr.		President and Chief Executive Officer
Leon O. Moulder, Jr.		(principal executive officer)

/s/ William F. Spengler		Executive Vice President and Chief Financial Officer
William F. Spengler		(principal financial officer)

/s/ Richard J. Rodgers		Senior Vice President and Controller
Richard J. Rodgers		(principal accounting officer)

*		Director
Alexander Scott

*		Director
Lonnel Coats

*		Director
Hajime Shimizu

* By:	/s/ Leon O. Moulder, Jr.
Leon O. Moulder, Jr., Attorney-in-Fact

EXHIBIT LIST

Exhibit	Document
24.1	Power of Attorney dated as of January 28, 2008.